UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2025

GOLUB CAPITAL PRIVATE CREDIT FUND
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosures.

January 2025 Distributions

As previously disclosed, on November 14, 2024, Golub Capital Private Credit Fund (the “Fund”) declared regular distributions for its Class I common shares of beneficial interest (the “Class I Shares”) and Class S common shares of beneficial interest (the “Class S Shares”) in the amount per share set forth below:

	Regular Distribution(1)	Shareholder Servicing and/or Distribution Fee	Net Distribution
January 2025 Class I Shares Distribution	$0.1875	$0.0000	$0.1875
January 2025 Class S Shares Distribution	$0.1875	$0.0178	$0.1697

(1) Gross amounts of previously declared distributions.

The January regular distributions for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on January 31, 2025 and will be paid on or around February 27, 2025.

These distributions will be paid in cash or reinvested in Class I Shares or Class S Shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01.	Other Events.

Portfolio and Business Commentary

As of December 31, 2024, the Fund had investments in 270 portfolio companies with total fair value of approximately $4,054 million. As of December 31, 2024, 99% of the Fund’s portfolio investments, based on fair value, were in first lien senior secured loans and 1% were second lien and subordinated debt loans. In addition, the Fund held equity and other securities that combined to represent an amount less than 1% of the Fund's portfolio investments based on fair value as of December 31, 2024. As of December 31, 2024, 99% of the debt investments in the Fund’s portfolio based on fair value were floating rates and five debt investments representing 1% had a fixed interest rate. As of December 31, 2024, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

Industry	As of December 31, 2024
Software	22%
Insurance	6%
Healthcare Technology	6%
Healthcare Providers & Services	6%
Specialty Retail	6%
Diversified Consumer Services	5%
Healthcare Equipment & Supplies	4%
IT Services	4%
Hotels, Restaurants & Leisure	4%
Automobiles	4%

As of December 31, 2024, the Fund’s aggregate net asset value was approximately $2,042 million, the fair value of its portfolio investments was approximately $4,054 million, and it had approximately $2,013 million of debt outstanding. The Fund’s debt-to-equity leverage ratio as of December 31, 2024 was 0.99x.

Net Asset Value

The net asset value (“NAV”) per share of each class of shares of the Fund as of December 31, 2024, as determined in accordance with the Fund’s valuation policy and procedures, is set forth below:

NAV Per Share as of December 31, 2024
Class I Shares	$25.14
Class S Shares	$25.14

As of December 31, 2024, no Class D common shares of beneficial interest of the Fund were outstanding.

Status of Public Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion of common shares of beneficial interest (the “Public Offering”). The following table lists the shares and total consideration for the Public Offering as of the date of this filing (through the January 1, 2025 subscription date). The Fund intends to continue selling shares in the Public Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class S Shares	3,807,252	$95,683,142
Class I Shares	54,109,059	$1,358,347,365

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL PRIVATE CREDIT FUND

Date: January 29, 2025	By: /s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer and Treasurer